Exhibit 99.1

News Release

Ashland reports financial results1 for third quarter of fiscal year 2023

•
Sales of $546 million, down 15 percent compared to the prior-year quarter
•
Net income (including discontinued operations) of $50 million, or $0.94 per diluted share
•
Income from continuing operations of $42 million, or $0.79 per diluted share
•
Adjusted income from continuing operations excluding intangibles amortization expense of $65 million, or $1.23 per diluted share
•
Adjusted EBITDA of $133 million
•
Cash flows provided by operating activities of $137 million; ongoing free cash flow2 of $97 million

WILMINGTON, Del., July 25, 2023 – Ashland Inc. (NYSE: ASH) today announced financial results1 for the third quarter of fiscal year 2023, which ended June 30, 2023. The global additives and specialty ingredients company holds leadership positions in high-quality, consumer-focused markets including pharmaceuticals, personal care and architectural coatings.

Sales were $546 million, down 15 percent compared to the prior-year quarter. While sales to pharmaceutical customers increased, each of the company’s reportable segments reported sales declines when compared to the prior-year period driven by lower volumes from customer inventory destocking partially offset by favorable pricing. Foreign currency had a negligible impact on sales.

Net income was $50 million, up from $36 million in the prior-year quarter. Income from continuing operations was $42 million, down from $51 million in the prior-year quarter, or $0.79 per diluted share, down from $0.93 in the prior-year quarter. Adjusted income from continuing operations excluding intangibles amortization expense was $65 million, down from $104 million in the prior-year quarter, or $1.23 per diluted share, down from $1.89 in the prior-year quarter. Adjusted EBITDA was $133 million, down 24 percent from $174 million in the prior-year quarter. Lower sales volume across end markets was driven primarily by customer destocking actions and resulted in lower earnings. Additionally, as a consequence of these customer dynamics, the company continued its own inventory-control actions which contributed to the reduction in earnings for the quarter by $15 million.

Cash flows provided by operating activities totaled $137 million, up from a use of $17 million in the prior-year quarter. Ongoing free cash flow2 totaled $97 million compared to $13 million in the prior-year quarter.

“Ashland’s financial results in this quarter were consistent with the earnings update we issued on June 28,” said Guillermo Novo, chair and chief executive officer, Ashland. “Our inflation-recovery actions taken last year and early this year continue to benefit overall results. However, the reset impact from customer destocking actions across supply chains continues to impact many of the markets we serve. As previously stated, our expectations that destocking would conclude during the fiscal-third quarter proved to be optimistic. There is still uncertainty as to when these dynamics will end. Until the inventory-control actions taken by our customers have subsided, it will remain difficult for us to gauge current near-term end-market demand.”

Reportable Segment Performance

To aid in the understanding of Ashland’s ongoing business performance, the results of the company’s reportable segments are described below on an adjusted basis. In addition, EBITDA and adjusted EBITDA are reconciled to operating income in Table 4. Free cash flow, ongoing free cash flow and adjusted operating income are reconciled in Table 6 and adjusted income from continuing operations, adjusted diluted earnings per share and adjusted diluted earnings per share excluding intangible amortization expense are reconciled in Table 7 of this news release. These adjusted results are considered non-GAAP financial measures. For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments below.

Life Sciences

Sales were $219 million, down four percent from the prior-year quarter, driven by sales growth to pharmaceutical customers reflecting enhanced mix and cost recovery. This growth was more than offset by customer destocking by nutrition and nutraceutical ingredient customers.

Adjusted operating income was $54 million, up from $51 million in the prior-year quarter. Adjusted EBITDA was $72 million, up from $67 million in the prior-year quarter, primarily reflecting disciplined pricing leading to cost recovery and strong pharma mix, partially offset by lower volumes. Planned inventory-control actions for nutrition products negatively impacted Adjusted EBITDA by $5 million.

Personal Care

Sales were $146 million, down 15 percent from the prior-year quarter. Disciplined pricing across end markets was more than offset by continued inventory destocking by customers serving the personal-care end markets.

Adjusted operating income was $14 million, down from $25 million in the prior-year quarter. Adjusted EBITDA was $35 million, down from $46 million in the prior-year quarter, primarily reflecting lower sales volumes related to customer destocking.

Specialty Additives

Sales were $152 million, down 22 percent from the prior-year quarter, as continued inflation recovery was more than offset by the impact of inventory destocking by customers.

Adjusted operating income was $9 million, compared to $36 million in the prior-year quarter. Adjusted EBITDA was $29 million, compared to $57 million in the prior-year quarter, primarily reflecting lower sales volumes related to customer destocking. Planned inventory-control actions negatively impacted Adjusted EBITDA by $6 million.

Intermediates

Sales were $43 million, down 41 percent from the prior-year quarter, driven by lower pricing and volumes of both captive butanediol (BDO) and merchant-derivatives sales. Captive internal BDO sales are recognized at market-based pricing.

Adjusted operating income was $13 million, compared to $30 million in the prior-year quarter. Adjusted EBITDA was $16 million, compared to $33 million in the prior-year quarter. Planned inventory-control actions negatively impacted Adjusted EBITDA by $4 million.

Unallocated & Other

Unallocated and Other expense was an operating loss of $19 million, compared to $29 million in the prior-year quarter. Adjusted Unallocated and Other expense was an operating loss of $17 million, compared to $28 million in the prior-year quarter.

Fiscal Year 2023 Financial Outlook

On June 28, based on continued customer destocking, significant macroeconomic uncertainty and limited visibility into near-term global consumer demand, the company updated its financial outlook for fiscal year 2023. There continues to be limited visibility as to when the customer destocking dynamics will end and the company is continuing its own previously announced actions to reduce inventory levels. Assuming the prevailing fiscal-third quarter dynamics persist throughout the fiscal-fourth quarter, the company expects sales to be in the range of $2.2 billion and Adjusted EBITDA to be in the range of $500 million for fiscal year 2023.

“The impact from customer destocking actions across many supply chains continues to impact the markets we serve,” said Guillermo Novo, chair and chief executive officer, Ashland. “Based on information from global retailers of consumer products, we do not believe current customer dynamics are representative of underlying consumer demand for the high-value products in which our ingredients are used. While this uncertain environment presents near term challenges, it does not change our longer-term priorities.”

“Our objectives remain clear,” stated Novo. “We continue to focus on the things we can control to maximize our near-term performance, maintain disciplined capital allocation, and increase momentum on our longer-term growth opportunities. We also plan to take additional targeted restructuring actions to reduce costs over the coming quarters.”

“In addition, Ashland is refocusing some of its resources toward our innovation-driven growth platforms and opportunities. I am pleased to announce that Ashland will host a live Innovation Day at our Wilmington, Delaware headquarters and research campus on September 12, 2023. This event will showcase how technology is playing a critical role in Ashland’s long-term profitable growth strategy and highlight the company’s innovation playbook and portfolio of scalable technologies. The event will include presentations, prepared remarks, and a moderated question-and-answer (Q&A) session with members of Ashland’s executive leadership team. The event will also include poster sessions and guided tours of Ashland’s research and development laboratories for in-person attendees. Additional details and registration information will be provided later this week.”

“As previously stated, this is a time for caution, yet we are confident about the future. The end markets we serve remain resilient. I look forward to discussing our fiscal-third quarter financial results, our fiscal-year 2023 outlook and especially plans for the upcoming Innovation Day during our earnings call and webcast tomorrow morning,” concluded Novo.

Conference Call Webcast

Ashland will host a live webcast of its third-quarter conference call with securities analysts at 9:00 a.m. ET on Wednesday, July 26, 2023. The webcast will be accessible through Ashland’s website at http://investor.ashland.com and will include a slide presentation.

To access the call by phone, please use this registration link to be provided with dial in details. To avoid delays, Ashland encourages participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

Following the live event, an archived version of the webcast and supporting materials will be available for 12 months on http://investor.ashland.com.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units, and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 7 of this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to reflect Ashland’s underlying business performance and trends most accurately. Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 7 of this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above. These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income. As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metrics enable Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow and ongoing free cash flow include the impact of capital expenditures from continuing operations and other significant items impacting free cash flow, providing a more complete picture of current and future cash generation. Free cash flow, ongoing free cash flow and ongoing free cash flow conversion are non-GAAP liquidity measures that Ashland believes provide useful information to management and investors about Ashland’s ability to convert Adjusted EBITDA to ongoing free cash flow. These liquidity measures are used regularly by Ashland’s stakeholders and industry peers to measure the efficiency at producing cash from regular business activities. Free cash flow, ongoing free cash flow and ongoing free cash flow conversion have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock. Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

Adjusted diluted earnings per share, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangibles amortization expense on earnings per share, in addition to key items previously mentioned. Ashland’s management believes this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

About Ashland

Ashland Inc. (NYSE: ASH) is a global additives and specialty ingredients company with a conscious and proactive mindset for environment, social and governance (ESG). The company serves customers in a wide range of consumer and industrial markets, including architectural coatings, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 3,900 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and ashland.com/ESG to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology as well as beliefs for projected and expected results for Q3 and full year 2023. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition, operating cash flow and liquidity, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and manage costs.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public health crises, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the ongoing Ukraine and Russia conflict, on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-Q is filed with the U.S. Securities and Exchange Commission.

2The ongoing free cash flow metric excludes the impact of inflows and outflows from U.S. Accounts Receivable Sales Program and payments related to restructuring and environmental and litigation-related matters in both the current-year and prior-year periods.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Carolmarie C. Brown
+1 (302) 594-5010	+1 (302) 995-3158
samrozek@ashland.com	ccbrown@ashland.com

Ashland Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended		Nine months ended
	June 30		June 30
	2023	2022	2023	2022

Sales	$546	$644	$1,674	$1,759
Cost of sales	368	404	1,134	1,139
GROSS PROFIT	178	240	540	620
Selling, general and administrative expense	84	127	256	299
Research and development expense	12	14	37	40
Intangibles amortization expense	24	23	70	71
Equity and other income	4	1	5	2
Income on acquisitions and divestitures, net	-	35	-	42
OPERATING INCOME	62	112	182	254
Net interest and other expense (income)	3	59	(21)	108
Other net periodic benefit loss	2	1	6	-
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	57	52	197	146
Income tax expense	15	1	21	25
INCOME FROM CONTINUING OPERATIONS	42	51	176	121
Income (loss) from discontinued operations (net of income taxes)	8	(15)	6	749
NET INCOME	$50	$36	$182	$870

DILUTED EARNINGS PER SHARE
Income from continuing operations	$0.79	$0.93	$3.24	$2.12
Income (loss) from discontinued operations	0.15	(0.28)	0.11	13.16
Net income	$0.94	$0.65	$3.35	$15.28

AVERAGE DILUTED COMMON SHARES OUTSTANDING	53	55	54	57

SALES
Life Sciences	219	228	666	602
Personal Care	146	172	452	490
Specialty Additives	152	194	456	532
Intermediates	43	73	148	192
Intersegment Sales	(14)	(23)	(48)	(57)
	$546	$644	$1,674	$1,759

OPERATING INCOME (LOSS)
Life Sciences	49	51	141	115
Personal Care	14	25	38	67
Specialty Additives	5	35	22	79
Intermediates	13	30	50	72
Unallocated and other	(19)	(29)	(69)	(79)
	$62	$112	$182	$254

Ashland Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	June 30	September 30
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$349	$646
Accounts receivable	345	402
Inventories	712	629
Other assets	120	91
Total current assets	1,526	1,768

Noncurrent assets
Property, plant and equipment
Cost	3,191	3,050
Accumulated depreciation	1,837	1,712
Net property, plant and equipment	1,354	1,338

Goodwill	1,383	1,312
Intangibles	916	963
Operating lease assets, net	126	107
Restricted investments	321	313
Asbestos insurance receivable	129	138
Deferred income taxes	20	20
Other assets	254	254
Total noncurrent assets	4,503	4,445

Total assets	$6,029	$6,213

LIABILITIES AND EQUITY
Current liabilities
Trade and other payables	$210	$265
Accrued expenses and other liabilities	201	269
Current operating lease obligations	21	19
Total current liabilities	432	553

Noncurrent liabilities
Long-term debt	1,328	1,270
Asbestos litigation reserve	437	472
Deferred income taxes	176	176
Employee benefit obligations	108	103
Operating lease obligations	109	94
Other liabilities	290	325
Total noncurrent liabilities	2,448	2,440

Stockholders' equity	3,149	3,220

Total liabilities and stockholders' equity	$6,029	$6,213

Ashland Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended		Nine months ended
	June 30		June 30
	2023	2022	2023	2022
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income	$50	$36	$182	$870
Loss (income) from discontinued operations (net of taxes)	(8)	15	(6)	(749)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	62	61	181	182
Original issue discount and debt issuance cost amortization	1	1	4	4
Deferred income taxes	(4)	(2)	11	(5)
Gain from sales of property and equipment	(1)	-	(1)	-
Stock based compensation expense	5	5	17	14
Excess tax benefit on stock based compensation	-	-	1	1
Loss (income) from restricted investments	(10)	46	(57)	59
Income on acquisitions and divestitures	-	(42)	-	(42)
Asset impairments	-	-	4	-
Pension contributions	(4)	(1)	(7)	(4)
Gain on pension and other postretirement plan remeasurements	-	-	-	(1)
Change in operating assets and liabilities (a)	46	(136)	(166)	(315)
Total cash flows provided (used) by operating activities from continuing operations	137	(17)	163	14
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(44)	(29)	(101)	(67)
Proceeds from disposal of property, plant and equipment	3	39	3	51
Proceeds from settlement of Company-owned life insurance contracts	1	2	3	2
Company-owned life insurance payments	-	-	(1)	-
Funds restricted for specific transactions	(1)	(30)	(7)	(74)
Reimbursements from restricted investments	29	-	46	28
Proceeds from sale of securities	21	29	36	75
Purchases of securities	(21)	(29)	(36)	(75)
Total cash flows used by investing activities from continuing operations	(12)	(18)	(57)	(60)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Repurchase of common stock	(158)	(45)	(300)	(200)
Repayment of long-term debt	-	-	-	(250)
Repayment of short-term debt	-	-	-	(365)
Cash dividends paid	(20)	(18)	(56)	(52)
Stock based compensation employee withholding taxes paid in cash	(1)	(3)	(10)	(9)
Total cash flows used by financing activities from continuing operations	(179)	(66)	(366)	(876)
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	(54)	(101)	(260)	(922)
Cash provided (used) by discontinued operations
Operating cash flows	3	(229)	(43)	(302)
Investing cash flows	-	-	-	1,650
Effect of currency exchange rate changes on cash and cash equivalents	1	(5)	6	(7)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(50)	(335)	(297)	419
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	399	964	646	210
CASH AND CASH EQUIVALENTS - END OF PERIOD	$349	$629	$349	$629

DEPRECIATION AND AMORTIZATION
Life Sciences	18	16	51	46
Personal Care	21	21	63	63
Specialty Additives	20	21	57	62
Intermediates	3	3	10	10
Unallocated and other	-	-	-	1
	$62	$61	$181	$182
(a)
Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4

	Three months ended
	June 30
Adjusted EBITDA - Ashland Inc.	2023	2022
Net income	$50	$36
Income tax expense	15	1
Net interest and other expense (income)	3	59
Depreciation and amortization	62	61
EBITDA	130	157
(Income) loss from discontinued operations (net of taxes)	(8)	15
Operating key items (see Table 5)	11	2
Adjusted EBITDA	$133	$174

EBITDA - Life Sciences
Operating income	$49	$51
Add:
Depreciation and amortization	18	16
Operating key items (see Table 5)	5	-
EBITDA	$72	$67

EBITDA - Personal Care
Operating income	$14	$25
Add:
Depreciation and amortization	21	21
EBITDA	$35	$46

EBITDA - Specialty Additives
Operating income	$5	$35
Add:
Depreciation and amortization	20	21
Operating key items (see Table 5)	4	1
EBITDA	$29	$57

EBITDA - Intermediates
Operating income	$13	$30
Add:
Depreciation and amortization	3	3
EBITDA	$16	$33

Ashland Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 5

	Three Months Ended June 30, 2023
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Environmental reserve adjustments	$(2)	$-	$(4)	$-	$(13)	$(19)
Restructuring, separation and other costs	(3)	-	-	-	(1)	(4)
ICMS Brazil tax credit	-	-	-	-	12	12
All other operating income (loss)	54	14	9	13	(17)	73
Operating income (loss)	49	14	5	13	(19)	62

NET INTEREST AND OTHER EXPENSE (INCOME)
Key items					(6)	(6)
All other net interest and other expense					9	9
					3	3

OTHER NET PERIODIC BENEFIT LOSS					(2)	(2)

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)					3	3
Tax specific key items (b)					(4)	(4)
All other income tax expense					16	16
					15	15
INCOME (LOSS) FROM CONTINUING OPERATIONS	$49	$14	$5	$13	$(39)	$42

	Three Months Ended June 30, 2022
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Environmental reserve adjustments	$-	$-	$(1)	$-	$(35)	$(36)
Restructuring, separation and other costs	-	-	-	-	(1)	(1)
Income on acquisitions and divestitures, net	-	-	-	-	35	35
All other operating income (loss)	51	25	36	30	(28)	114
Operating income (loss)	51	25	35	30	(29)	112

NET INTEREST AND OTHER EXPENSE (INCOME)
Key items					48	48
All other net interest and other expense					11	11
					59	59

OTHER NET PERIODIC BENEFIT LOSS					(1)	(1)

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)					(16)	(16)
Tax specific key items (b)					-	-
All other income tax expense (benefit)					17	17
					1	1
INCOME (LOSS) FROM CONTINUING OPERATIONS	$51	$25	$35	$30	$(90)	$51

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. See Table 7 for additional information.

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)	Table 6

	Three months ended		Nine months ended
	June 30		June 30
Free cash flows	2023	2022	2023	2022
Total cash flows provided (used) by operating activities from continuing operations	$137	$(17)	$163	$14
Adjustments:
Additions to property, plant and equipment	(44)	(29)	(101)	(67)
Free cash flows	$93	$(46)	$62	$(53)
Cash outflows from U.S. Accounts Receivable Sales Program (a)	(8)	47	14	42
Restructuring-related payments (b)	2	4	3	9
Environmental and related litigation payments (c)	10	8	34	36
Ongoing free cash flow	$97	$13	$113	$34

Net Income	50	36	182	870
Adjusted EBITDA (d)	$133	$174	$386	$443

Operating cash flow conversion (e)	274%	-47%	90%	2%
Ongoing free cash flow conversion (f)	73%	7%	29%	8%

(a)
Represents activity associated with the U.S. Accounts Receivable Sales Program impacting each period presented.
(b)
Restructuring payments incurred during each period presented.
(c)
Represents cash outflows associated with environmental and related litigation payments which will be reimbursed by the Environmental trust.
(d)
See Adjusted EBITDA reconciliation.
(e)
Operating cash flow conversion is defined as Cash flows provided by operating activities from continuing operations divided by Net Income.
(f)
Ongoing free cash flow conversion is defined as Ongoing cash flow divided by Adjusted EBITDA.

	Three months ended		Nine months ended
	June 30		June 30
Adjusted operating income	2023	2022	2023	2022
Operating income (as reported)	$62	$112	$182	$254
Key items, before tax:
Restructuring, separation and other costs	4	1	5	3
Environmental reserve adjustments	19	36	31	46
ICMS Brazil tax credit	(12)	-	(12)	-
Income on acquisitions and divestitures, net	-	(35)	-	(42)
Asset impairments	-	-	4	-
Adjusted operating income (non-GAAP)	$73	$114	$210	$261

Ashland Inc. and Consolidated Subsidiaries	Table 7

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Nine months ended
	June 30		June 30
	2023	2022	2023	2022
Income from continuing operations (as reported)	$42	$51	$176	$121
Key items, before tax:
Restructuring, separation and other costs	4	1	5	3
Unrealized (gains) losses on securities	(6)	48	(47)	72
Environmental reserve adjustments	19	36	31	46
ICMS Brazil tax credit	(12)	-	(12)	-
Income on acquisitions and divestitures, net	-	(35)	-	(42)
Asset impairments	-	-	4	-
Key items, before tax	5	50	(19)	79
Tax effect of key items (a)	3	(16)	8	(22)
Key items, after tax	8	34	(11)	57
Tax specific key items:
Restructuring and separation activity	-	-	-	10
Valuation allowance	(1)	-	(1)	(4)
Uncertain tax positions	(3)	-	(23)	-
Tax specific key items (b)	(4)	-	(24)	6
Total key items	4	34	(35)	63
Adjusted income from continuing operations (non-GAAP)	$46	$85	$141	$184
Amortization expense adjustment (net of tax) (c)	19	19	56	57
Adjusted income from continuing operations (non-GAAP) excluding intangibles amortization expense	$65	$104	$197	$241

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. These tax specific key items included the following:

- Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

- Uncertain tax positions: Includes the impact from settlement of certain tax positions with various tax authorities.

(c)
Amortization expense adjustment (net of tax) tax rates were 20% for the three and nine months ended June 30, 2023 and 2022..

Ashland Inc. and Consolidated Subsidiaries	Table 7 (Continued)

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Nine months ended
	June 30		June 30
	2023	2022	2023	2022
Diluted EPS from continuing operations (as reported)	$0.79	$0.93	$3.24	$2.12
Key items, before tax:
Restructuring, separation and other costs	0.09	0.02	0.09	0.06
Unrealized (gains) losses on securities	(0.12)	0.87	(0.87)	1.26
Environmental reserve adjustments	0.36	0.65	0.58	0.81
ICMS Brazil tax credit	(0.23)	-	(0.22)	-
Income on acquisitions and divestitures, net	-	(0.63)	-	(0.73)
Asset impairments	-	-	0.07	-
Key items, before tax	0.10	0.91	(0.35)	1.40
Tax effect of key items (a)	0.06	(0.29)	0.15	(0.39)
Key items, after tax	0.16	0.62	(0.20)	1.01
Tax specific key items:
Restructuring and separation activity	-	-	-	0.18
Valuation allowance	(0.02)	-	(0.02)	(0.07)
Uncertain tax positions	(0.06)	-	(0.42)	-
Tax specific key items (b)	(0.08)	-	(0.44)	0.11
Total key items	0.08	0.62	(0.64)	1.12
Adjusted diluted EPS from continuing operations (non-GAAP)	$0.87	$1.55	$2.60	$3.24
Amortization expense adjustment (net of tax) (c)	0.36	0.34	1.03	1.00
Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$1.23	$1.89	$3.63	$4.24

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. These tax specific key items included the following:

- Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

- Uncertain tax positions: Includes the impact from settlement of certain tax positions with various tax authorities.

(c)
Amortization expense adjustment (net of tax) tax rates were 20% for the three and nine months ended June 30, 2023 and 2022..